Exhibit 10.28

EXHIBIT VI

INTER-COMPANY EXPENSE AGREEMENT

BETWEEN

PATRONS FIRE INSURANCE COMPANY

AND

PATRONS MUTUAL INSURANCE COMPANY OF CONNECTICUT

THIS AGREEMENT, made as of the 18th day of June, 2001, between Patrons Mutual Insurance Company of Connecticut (“Patrons CT”) and Patron Fire Insurance Company of Rhode Island (“Patrons RI”), both mutual insurance companies organized and exiting under the laws of the State of Connecticut.

WITNESSETH:

WHEREAS, the Boards of Directors of each of Patrons CT and Patrons RI have, at meetings duly convened and held, authorized and approved the formulation and implementation of a plan for a common management services arrangement and the preparation, execution and delivery of such agreements as may be necessary and appropriate to the effectuation of such common management services arrangement and

WHEREAS, the parties wish to set forth herein certain methodologies in determining the expenses charged for the services provided by the Management Services Agreement, effective August 30th, 1996;

NOW, THEREFORE, in consideration of the premises and of the covenants contained in the Management Services Agreement, and for other good and valuable consideration, it is agreed as follows:

Section 1. SERVICES. Commencing on the Effective Date (as defined below) and until the termination of this Agreement, Patrons CT shall provide to Patrons RI such management services as shall be reasonably necessary or desirable for the conduct of the insurance business of Patrons RI. Such services shall include, but not be limited to, accounting, tax and auditing services, legal services, actuarial services, employee benefit plans and personnel administration, insurance production and underwriting services, processing and payment of claims, servicing of policyholders, billing and collection services, software development services, electronic data processing operations, communications operations, investment and property management services.

Section 2. CHARGES. Patrons RI agrees to pay to Patrons CT a charge equal to all expenses, direct and indirect, reasonably and equitably determined by Patrons CT to be attributable to Patrons RI for services and facilities provided by the former to the latter pursuant hereto, except to the extent application of laws or regulations would otherwise require.

The basis for determining such charges to Patrons RI shall be similar to those used by Patrons CT for internal cost distribution including, where applicable, time records prepared for this purpose. Such basis shall be modified and adjusted where necessary or appropriate to reflect fairly and equitably the actual incidence of cost incurred by Patrons CT on behalf of Patrons RI.

Patrons CT’s determination of charges hereunder shall be conclusive as between such parties, except that if the Patrons RI objects to any such determination, it shall so advise Patrons CT within thirty (30) days of receipt of notice of said determination. Unless such parties can reconcile any such objection, or otherwise agree, they shall select a firm of independent certified public accountants which shall determine the charges properly allocable to Patrons RI and shall, within a reasonable time, submit such determination, together with the basis therefor, in writing to both parties whereupon such determination shall be binding. The expenses of any such determination by a firm of independent certified public accountants shall be borne as determined to be equitable by such accountants.

Section 3. SETTLEMENT. At quarterly intervals, Patrons CT shall submit to Patrons RI an account of amounts payable and the account shall be settled within thirty (30) days thereafter. The amounts payable by Patrons RI may be offset by reciprocal obligations due to Patrons RI from the Inter-company Pooling Arrangement, so that only net amounts shall be required to be transferred between the parties. Settlement shall be in the form of cash or cash equivalent securities.

Section 4. ACCOUNTING RECORDS. Patrons CT shall be responsible for maintaining full and accurate accounting records of all services rendered and facilities used pursuant to this Agreement and such additional information as Patrons RI may reasonably request for purposes of its internal accounting operations. Patrons CT shall keep such accounting records insofar as they pertain to the computation of charges hereunder available at its principal offices for audit, inspection and copying by Patrons RI or any governmental agency having jurisdiction during reasonable business hours.

Section 5. TERMINATION. This agreement shall terminate upon the termination of that certain Management Services Agreement dated August 30th, 1996 between the parties hereto, as amended from time to time.

Section 6. SETTLEMENT OF TERMINATION. No later than ninety (90) days after the effective date of termination, Patrons CT shall deliver to Patrons RI a detailed written statement for all charges incurred and not included in any previous statement to the effective date of termination. The amounts owed hereunder shall be due and payable within thirty (30) days of receipt of such statement.

Section 7. ASSIGNMENT AND ADDITIONAL PARTIES. This Agreement shall not be assignable by Patrons CT or Patrons RI without the consent of the other party, except in the case of assignment to a corporation or other organization which is a successor to Patrons RI or Patrons CT, as the case may be, in which case such successor shall be bound hereunder and by the terms of said assignment in the same manner as its assignor is bound hereunder.

Section 8. GOVERNING LAW. This Agreement shall be governed by and constructed in accordance with Connecticut law.

Section 9. This Agreement may be executed in one or more counterparts, and by different parties on separate counterparts, either of which shall and will be treated and considered as an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.

PATRONS FIRE INSURANCE COMPANY OF CONNECTICUT

By
Its Vice President and Treasurer

PATRONS MUTUAL INSURANCE COMPANY OF CONNECTICUT

By
Its President and CEO

EXHIBIT V

AMENDMENT NO. 1

to the

INTER-COMPANY EXPENSE AGREEMENT

(hereinafter and thereafter referred to as the “Agreement”)

between

Patrons Mutual Insurance Company of Connecticut, a Connecticut corporation (“Patrons CT”), and Patrons Fire Insurance Company of Rhode Island, a Connecticut corporation (“Patrons RI”), dated June 18th, 2001. Patrons CT and Patrons RI are sometimes herein referred to individually as a “Party” and collectively as the “Parties”.

It is understood and agreed that, effective September 30, 2002, this Agreement is amended as follows:

Section 3., SETTLEMENT shall be amended as follows:

Section 3. Settlement. At quarterly intervals, Patrons CT shall submit to Patrons RI an account of amounts payable and the account shall be settled within ninety (90) days thereafter. The amounts payable by Patrons RI may be offset by reciprocal obligations due to Patrons RI from the Inter-company Pooling Arrangement, so that only net amounts shall be required to be transferred between the parties. Settlement shall be in the form of cash or cash equivalent securities.

ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED.

IN WITNESS WHEREOF, the parties hereto, have caused this Agreement to, be executed by their duly authorized officers effective as of the day and year set forth in the opening paragraph of this Agreement.

Patrons Mutual Insurance Company of Connecticut

By:
Date:	___________
Name:	William Siclari
Title:	President & CEO

Patrons Fire Insurance Company of Rhode Island

By:
Date:	___________
Name:	William Siclari
Title:	President & CEO

Attest:

Treasurer

Patrons Mutual Insurance Company of Connecticut

SECOND AMENDMENT

to

INTER-COMPANY EXPENSE AGREEMENT

among

PATRONS FIRE INSURANCE COMPANY OF RHODE ISLAND

PATRONS MUTUAL INSURANCE COMPANY OF CONNECTICUT

STATE AUTOMOBILE MUTUAL INSURANCE COMPANY

and

STATE AUTO PROPERTY & CASUALTY INSURANCE COMPANY

This Second Amendment to Inter-Company Expense Agreement (“Second Amendment”), dated as of December 14, 2007, amends the Inter-Company Expense Agreement (the “Expense Agreement”), dated as of June 18, 2001, as amended, by and between Patrons Fire Insurance Company of Rhode Island (“Patrons RI”) and Patrons Mutual Insurance Company of Connecticut (“Patrons CT”) as follows:

RECITALS

WHEREAS, Patrons RI and Patrons CT have previously entered into the Expense Agreement and the First Amendment to Expense Agreement, effective as of September 30, 2002; and

WHEREAS, Patrons CT and Patrons RI will affiliate their business operations with State Automobile Mutual Insurance Company (“SAM”) upon the closing of the transactions contemplated by the Amended and Restated Affiliation Agreement (the “Restated Affiliation Agreement”), by and among SAM, Patrons CT and Litchfield Mutual Fire Insurance Company; and

WHEREAS, the parties intend to add SAM and State Auto Property and Casualty Insurance Company (“SAP&C”) as parties to the Expense Agreement, and to set forth herein certain methodologies in determining the expenses charged for services provided to Patrons RI by SAM and SAP&C.

STATEMENT OF AGREEMENT

In consideration of the mutual covenants set forth herein and INTENDING TO BE LEGALLY BOUND HEREBY, the parties to this Second Amendment agree to amend the Expense Agreement as follows:

1.	Capitalized terms used in this Second Amendment (including the Recitals) which are not otherwise defined herein shall have the meanings ascribed to such terms in the Expense Agreement.

2.

Upon the Effective Date (as defined below) of this Second Amendment, SAM and SAP&C shall supplement the management and operations services provided to Patrons RI by Patrons CT pursuant to Section 1 of the Expense Agreement. The parties acknowledge that Patrons CT has its own employees who provide managerial, supervisory, administrative, technical, professional, and clerical services to Patrons RI. Notwithstanding the foregoing, Patrons CT and Patrons RI understand and agree that State Auto P&C, acting by and through its employees, is authorized to provide certain other executive, administrative, technical, managerial and professional support services to Patrons RI as needed and agreed upon by the parties, while SAM is authorized to provide certain data processing equipment, office supplies and equipment, furniture and fixtures, automobiles and such other items of tangible personal property or facilities to Patrons RI as needed and agreed upon by the parties, the costs of which shall be allocated as described below.

3.	Section 2 of the Expense Agreement is hereby deleted in its entirety and replaced by the following:

“Patrons RI agrees to pay to Patrons CT, SAM and SAP&C a charge equal to all expenses, direct and indirect, reasonably and equitably determined by Patrons CT, SAM and SAP&C to be attributable to Patrons RI for services and facilities provided by the former to the latter pursuant hereto, except to the extent application of laws or regulations would otherwise require.

“The basis for determining such charges to Patrons RI shall be similar to those used by Patrons CT, SAM and SAP&C for internal cost distribution including, where applicable, time records prepared for this purpose. Such basis shall be modified and adjusted where necessary or appropriate to reflect fairly and equitably the actual incidence of cost incurred by Patrons CT, SAM and SAP&C on behalf of Patrons RI. Patrons CT’s, SAM’s and SAP&C’s determination of charges hereunder shall be conclusive as between such parties, except that if the Patrons RI objects to any such determination it shall so advise Patrons CT, SAM and SAP&C within thirty (30) days of receipt of notice of said determination. Unless such parties can reconcile any such objection, or otherwise agree, they shall select a firm of independent certified public accountants which shall determine the charges properly allocable to Patrons RI and shall, within a reasonable time, submit such determination, together with the basis therefor, in writing to both parties whereupon such determination shall be binding. The expenses of any such determination by a firm of independent certified public accountants shall be borne as determined to be equitable by such accountants.”

4.	Section 3 of the Expense Agreement is hereby deleted in its entirety and replaced by the following:

“Within 45 days after the end of each calendar quarter, Patrons CT shall submit to Patrons RI an account of amounts payable and the account shall be settled within thirty (30) days thereafter. The amounts payable by Patrons RI may be offset by reciprocal obligations due to Patrons RI from the Inter-company Pooling Arrangement, so that only net amounts shall be required to be transferred between the parties. Settlement shall be in the form of cash or cash equivalent securities.

“Within 45 days after the end of each calendar quarter, SAM and SAP&C shall submit to Patrons RI an account of amounts payable and the account shall be settled within thirty (30) days thereafter. SAM and SAP&C shall pay none of Patrons RI’s insurance losses, loss adjustment expenses and underwriting expenses. Underwriting expenses include, without limitation, expenses for SAP&C employees providing services on behalf of Patrons RI for only part of their time, which expenses shall be allocated in accordance with statutory accounting principles to Patrons RI in proportion to the amount of time those employees spend on behalf of Patrons RI. Patrons RI’s share of pension and benefit expenses under the benefit plans for employees of SAP&C shall be allocated to Patrons RI based on the percentage of SAP&C’s payroll expenses allocated to Patrons RI pursuant to the terms hereof. The amounts payable by Patrons RI may be offset by any reciprocal obligations due to Patrons RI, so that only net amounts shall be required to be transferred between the parties. Settlement shall be in the form of cash or cash equivalent securities.”

5.	Section 4 of the Expense Agreement is hereby deleted in its entirety and replaced by the following:

“Patrons CT, SAM and SAP&C shall be responsible for maintaining full and accurate accounting records of all services rendered and facilities used pursuant to this Agreement and such additional information as Patrons RI may reasonably request for purposes of its internal accounting operations. Expenses shall be apportioned in accordance with statutory accounting principles consistently applied. The books, accounts, and records shall be so maintained as to clearly and accurately disclose the nature and details of the transactions including such accounting information as is necessary to support the expenses apportioned to the respective parties. Patrons CT, SAM and SAP&C shall keep such accounting records insofar as they pertain to the computation of charges hereunder available at its principal offices for audit, inspection and copying by Patrons RI or any governmental agency having jurisdiction during reasonable business hours.”

6.	Section 6 of the Expense Agreement is hereby deleted in its entirety and replaced by the following:

“No later than ninety (90) days after the effective date of termination, Patrons CT, SAM and SAP&C shall deliver to Patrons RI a detailed written statement for all charges incurred and not included in any previous statement to the effective date of termination. The amounts owed hereunder shall be due and payable within thirty (30) days of receipt of such statement.”

7.	Section 7 of the Expense Agreement is hereby deleted in its entirety and replaced by the following:

“This Agreement shall not be assignable by Patrons CT, SAM, SAP&C or Patrons RI without the consent of the other parties, except in the case of assignment to a corporation or other organization which is a successor to Patrons RI, SAM, SAP&C or Patrons CT, as the case may be, in which case such successor shall be bound hereunder and by the terms of said assignment in the same manner as its assignor is bound hereunder. Under no circumstances can this Agreement be assigned without the prior approval of the Insurance Departments of Connecticut and Ohio.”

8.	The following is hereby added to the Expense Agreement as new Section 10:

“COMPLETE AGREEMENT. This document, together with such amendments hereto as may from time to time be validly executed in writing by the parties, constitutes the entire agreement between the parties and supersedes all prior or contemporaneous discussions, negotiations, representations, or agreements relating to the subject matter of this Agreement.”

9.	The following is hereby added to the Expense Agreement as new Section 11:

“AMENDMENT. This Agreement may be amended by mutual consent of the parties. Except as provided herein, no alteration or variation of the terms of this Agreement shall be valid unless made in writing and signed by all the parties to this Agreement. Furthermore, no alteration or variation of the terms of this Agreement shall be valid unless prior approval for such alteration or variation has been received from the Commissioners of the Ohio and the Connecticut Departments of Insurance.”

10.

This Second Amendment shall be effective (the “Effective Date”) as of the Patrons Closing Date (as defined in the Restated Affiliation Agreement). Notwithstanding the foregoing, the effectiveness of this Second Amendment is subject to the receipt of all regulatory consents required to implement the terms of this Second Amendment. Until such time as all such regulatory consents have been obtained, this Second Amendment shall not become operative to amend the Expense Agreement in any manner whatsoever and shall be of no force or effect.

11.

This Second Amendment constitutes an integral part of the Expense Agreement. In the event of any inconsistencies between the provisions of the Expense Agreement and this Second Amendment, the provisions of this Second Amendment shall control. Except as expressly amended hereby, the terms and provisions of the Expense Agreement shall continue in full force and effect without change for the balance of the term thereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed as of the day and year first above written.

PATRONS MUTUAL INSURANCE COMPANY OF CONNECTICUT

By:	/s/ William Siclari
William Siclari, President

PATRONS FIRE INSURANCE COMPANY OF RHODE ISLAND

By:	/s/ William Siclari
William Siclari, President

STATE AUTOMOBILE MUTUAL INSURANCE COMPANY

By:	/s/ Robert P. Restrepo, Jr.
Robert P. Restrepo, Jr., President

STATE AUTO PROPERTY & CASUALTY INSURANCE COMPANY

By:	/s/ Robert P. Restrepo, Jr.
Robert P. Restrepo, Jr., President